[***] Represents information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Prototype Agreement

This prototype agreement and related Schedules (the “Agreement”) is entered into effective as of February 6, 2012 ("Effective Date") by and between Flux Power, Inc. (“Flux”), with a principal place of business located at 2240 Auto Park Way Escondido, CA 92029, and NACCO Materials Handling Group, Inc. (“NMHG”), with a principal place of business located at 4000 N.E. Blue Lake Road Fairview OR 97024, hereinafter referred together as (“Parties”).

RECITALS

WHEREAS, Flux develops and supplies energy storage systems and products to the market;

WHEREAS, NMHG develops and supplies electric forklift trucks and similar applications to the marketplace;

WHEREAS, NMHG wishes to engage Flux to develop [***] Flux’s energy storage system that can [***] to NMHG’s electric forklift trucks;

WHEREAS, NMHG wishes to engage Flux to develop [***] between NMHG’s [***]; and

WHERES, NMHG and Flux wish to memorialize a framework for the deliverables to be provided and negotiate an agreement to govern distinct components of their overall relationship.

NOW THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree to the following:

ARTICLE 1.0 DEFINITIONS

1.1	“Background Technology” of a Party means all Intellectual Property that (a) is (i) owned or licensed by such Party and (ii) is in existence in electronic or written form on or prior to the effective date or (b) is developed, acquired, or licensed by such Party after the effective date and relates to the Business of NMHG or Flux ESS respectively.

1.2	The “Business of NMHG” shall mean the business of designing, engineering, manufacturing and selling materials handling equipment and components thereof, including but not limited to lift trucks, warehouse lift trucks, counterbalanced lift trucks and large capacity cargo and container handling lift trucks.

1.3	“NMHG Products” means the materials handling equipment and components thereof (including a battery charger, [***] and not including Flux ESS or Flux’s Background Technology), and further including but not limited to lift trucks, warehouse lift trucks, counterbalanced lift trucks and large capacity cargo and container handling lift trucks.

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[***] Represents information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.4	“Battery Pack Design” means the specific external package design specified in the Deliverables for the use in NMHG Products or [***] to the extent they are developed under this Agreement but does not include the Intellectual Property, technology or design of Flux’s ESS or Flux’s Background Technology.

1.5	“Deliverables” means any physical deliverables specifically purchased by NMHG in an applicable Schedule, Battery Pack Design and [***] that Flux will deliver to NMHG during or at the completion of the performance of each Schedule. Deliverables shall be provided to NMHG in accordance with each Schedule and shall conform to the specifications set forth therein;

1.6	“Flux ESS” means Flux’s energy storage systems, technology, know-how and related Intellectual Property and solutions to power vehicles, prototypes, products and solutions including but not limited to lithium-ion battery cells, battery balancing boards, battery control module, battery interconnects, power distribution unit, DC/DC converter, software, firmware, enclosures and any additional products directly related to Flux’s Background Technology and specifically does not include NMHG’s Background Technology;

1.7	“Intellectual Property” means all algorithms, apparatus, circuit designs and assemblies, databases and data collections, designs, diagrams, documentation, drawings, flow charts, formulae, ideas and inventions (whether or not patentable or reduced to practice), know-how, materials, marketing and development plans, marks (including brand names, product names, logos, and slogans), methods, models, network configurations and architectures, procedures, processes, protocols, schematics, software code (in any form including source code and executable or object code), specifications, subroutines, techniques, tools, uniform resource identifiers, user interfaces, web sites, works of authorship, and other forms of technology and intellectual property.

1.8	“Intellectual Property Rights” means worldwide common law and statutory rights associated with (i) patents and patent applications; (ii) works of authorship, including mask work rights, copyrights, copyright applications, copyright registrations and "moral" rights; (iii) the protection of trade and industrial secrets and confidential information; (iv) other proprietary rights relating to intangible intellectual property (specifically including trademarks, trade names and service marks); (v) analogous rights to those set forth above; and (vi) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

1.9	“PCR” means a mutual written agreement by Parties’ management of a change of Deliverables using Flux’s project change request form.

1.10	“NMHG’s Control Unit” means any software, firmware or hardware that controls the operation of NMHG’s Products.

1.11	“Schedule” means the exhibits to this agreement that further define the Deliverables;

1.12	“[***]” means the [***] that specifically developed under this Agreement that provides a [***].

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[***] Represents information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 2.0 PERFORMANCE OF SERVICES

2.1	Flux agrees to provide Deliverables for NMHG pursuant to the terms and conditions set forth in this Agreement and each fully executed Schedule that references this Agreement. At a minimum, Schedules shall include details of the Deliverables, estimated dates the Deliverables should be made available and estimated costs to NMHG of providing such Deliverables.

2.2	Flux agrees to use best efforts to provide the Deliverables associated in each Schedule. Unless agreed upon in a Schedule Flux shall not be penalized for late Deliverables. In the event Deliverables are not met or in the event Deliverables are late the Parties agree to negotiate a cure period in good faith.

2.3	When applicable NMHG shall use best efforts to assist Flux in providing Deliverables, which may include but is not limited to access to NMHG’s facilities, personnel, and NMHG Products.

2.4	Parties agree that due to various reasons and often outside of the control of Parties the scope, types and schedule of the Deliverables may change. Changes requested by NMHG shall be made using PCR and are subject to additional fees and costs.

ARTICLE 3.0 COSTS, INVOICING AND PAYMENTS

3.1	Upon pre-approval, which shall not be unreasonably denied, NMHG agrees to reimburse Flux for any out-of-pocket expenses incurred in the event travel is required.

3.2	NMHG shall pay Flux the fees set forth in an applicable Schedule in accordance with the Schedule’s payment terms therein. In the case of fees due not specifically identified in an applicable Schedule (i.e. travel expenses) Flux shall provide a true and correct invoice to NMHG and NMHG agrees that all fees shall be paid within thirty (30) days from the date of such invoice.

ARTICLE 4.0 CONFIDENTIALITY & INTELLECTUAL PROPERTY

4.1	Each Party shall have and retain exclusive ownership of its Background Technology, including any Intellectual Property Rights therein. All Intellectual Property discovered, created or developed under, or in connection with, this Agreement that directly relates to Flux’s ESS and Flux’s Background Technology shall be and remain the sole property of Flux and its assigns. All Intellectual Property discovered, created or developed under, or in connection with, this Agreement that directly relates to NMHG Background Technology or the NMHG Products shall be and remain the sole property of NMHG and its assigns. To the extent that the Deliverables include a [***] and a Battery Pack Design, Flux hereby grants to NMHG the irrevocable, perpetual, fully paid, non-exclusive, worldwide, right and license to use, execute, sell, reproduce, display, perform, distribute copies of, and prepare derivative works of the [***] and Battery Pack Design.

This Agreement shall in no way limit Flux’s right to market, sell and obtain Intellectual Property protection for Flux’s ESS or the Flux Background Technology and Flux reserves the right to assert any claims based upon any resulting legal protection of such Intellectual Property Rights. Nothing in this Agreement or any Schedule shall be deemed to be a transfer or license by NMHG to Flux of any NMHG Background Technology.

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[***] Represents information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2	Except as provided in this Agreement, neither party may use, reproduce, distribute or disclose Confidential Information it receives from the other party under this Agreement, without the prior written authorization of the disclosing party. Each party must hold in confidence Confidential Information received from the other party and must protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of like importance, but in no event less than reasonable care, for a period of (2) years from the date of receipt of the Confidential Information). “Confidential Information” shall mean information which if disclosed (i) in tangible form, is clearly marked as "confidential" or "proprietary" at the time of disclosure, or (ii) in intangible form (such as orally or visually), the disclosing party identifies as "confidential" or "proprietary" at the time of disclosure to the receiving party within thirty (30) days of disclosure. Notwithstanding the foregoing marking requirements, the parties agree that technical information regarding prototypes, Flux’s ESS and either party’s Background Technology shall always be deemed and considered Confidential Information.

4.3	During the term of this Agreement and for a period of two (2) years thereafter, neither party shall without the prior written consent of the other party, directly solicit any of the other party’s employees for employment; provided, however, that the foregoing restriction shall not apply to a general solicitation for application for employment made through advertising, web sites or other mediums not involving the direct targeted solicitation of a specific person.

ARTICLE 5.0 General

5.1	Either party may terminate this Agreement and/or related Schedule for convenience with a sixty (60) day written notice. In the event of termination Flux shall use reasonable efforts to scale down any work on this Agreement or related Schedule and provide an itemized invoice of all work performed and expenses incurred up to the date of termination and NMHG agrees to pay said invoice within thirty (30) days.

5.2	With respect to disputes, the parties agree that in the event of any dispute or difference arising out of or relating to this Agreement, except for breach in NMHG’s lack of payment, the parties hereto shall use their best endeavors to settle such disputes or differences. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interest, to reach a just and equitable solution within a period of thirty (30) days, and then the disputes or differences shall be finally settled by arbitration administered by the American Arbitration Association. This Agreement and all matters arising thereunder shall be governed by the laws of the state of California applicable therein without giving effect to the rules respecting conflict of law.

5.3	A party is not liable under this Agreement for non-performance caused by events or conditions beyond that party's control, if the party makes reasonable efforts to perform.

5.4	LIMITATION OF LIABILITY

EXCEPT AS EXPRESSLY SET FORTH ABOVE, NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND FLUX EXPRESSLY DISCLAIMS ALL WARRANTIES NOT EXPRESSLY STATED HEREIN. THE WORK PERFORMED UNDER THIS AGREEMENT IS FOR THE PRODUCTION OF PROTOTYPE UNITS

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[***] Represents information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN NO EVENT SHALL FLUX BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF BUSINESS, REVENUE, PROFITS, GOODWILL, USE, DATA OR OTHER ECONOMIC ADVANTAGE) ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER IN BREACH OF CONTRACT, BREACH OF WARRANTY OR IN TORT, INCLUDING NEGLIGENCE, AND EVEN IF THAT PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

5.5	Flux may assign or delegate portions or the entirety of the Deliverables to 3rd parties, subcontractors, contract manufacturers and consultants.

5.6	Except for agreements relating to confidentiality, this Agreement constitutes the entire agreement between NMGH and Flux with respect to the subject matter hereof and shall bind Parties and their perspective parents, subsidiaries and affiliates. Furthermore this Agreement supersedes all prior agreements, understandings and proposals, whether written or oral. This Agreement may not be amended or modified except by a writing signed by both parties. No oral statement of any person will, in any manner or degree, modify or otherwise effect the terms and provisions of this Agreement. Except for terms relating to Intellectual Property Rights, the terms and conditions of a related Schedule shall control if and when there is a conflict with any of the terms or conditions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives and have made effective as of the Effective Date.

Flux Power, Inc.		NACCO Materials Handling Group, Inc.

By:	/s/ Craig Miller	By:	/s/ Rajiv K. Prasad

Name:	Craig Miller	Name:	Rajiv K. Prasad

Title:	VP, Director of Legal Affairs	Title:	VP Global Product Dev.

Date:	2-20-12	Date:	April 30, 2012

////

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[***] Represents information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Schedule No. 1

To

Prototype Agreement

This Schedule No. 1 (“Schedule”) to the Prototype Agreement (the “Agreement”) entered into effective as of February 6, 2012 by and between Flux Power, Inc. (“Flux”), and NACCO Materials Handling Group, Inc. is entered into and effective by the parties hereto as of ______________(“Schedule 1 Effective Date”). This Schedule is subject to the terms and conditions of the Agreement.

(Remainder of page intentionally left blank)

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[***] Represents information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LiFePO4 Energy Storage System

Prepared For NACCO Materials Handling Group

CONFIDENTIAL

Version	1.00
Version Date	7/24/2012

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[***] Represents information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***]

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